CERTIFICATE OF INCORPORATION OF
						Z#1995-493
								950223000034
          RAMSIN, INC.

under Section 402 of the Business Corporation Law


IT IS HEREBY CERTIFIED THAT:

	(1)  The name of the proposed corporation is Ramsin Inc.

	(2)  The purpose or purposes for which this corporation is formed, are as follows, to wit:
                   To engage in any lawful act or activity for which may be organized under the Business Corporation Law. The corporation is not formed to engage in any activity requiring the consent or approval of any state official, department, board, agency or other body.*





















The corporation, in furtherance of its corporate purpose above set forth, shall have all powers enumerated in Section 202 of the Business Corporation Law, subject to the limitations provided in the Business Corporation Law or any other statute of the State of New York.



*If specific consent or approval is required delete this paragraph, insert specific purposes and obtain consent prior to filing









(3)  The office of the corporation is located in the County of Monroe
              State of New York

   (4) The aggregate number of shares which the corporation shall have the authority to issue is
                         200 No Par Value


















































 (5) The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is

                                2450 West Ridge Rd.
                                Suite 305
                                Rochester, NY 14626

        (6) A director of the corporation shall not be liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for

                            (i) liability if a judgment or other final
                                 adjudication adverse to a director
                                 establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated BCL 719, or

                           (ii) liability for any act or omission prior to the
                                adoption of this provision.














     The undersigned incorporator, or each of them if there are more than one, is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed on Feb 16 1995 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.


Russell Sinacori                                  /s/ Russell Sinacori
------------------------------                      ---------------------------
Type name of Incorporator                                          Signature

2450 W. Ridge Rd    Rochester,    NY      14626
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                          Address




                                                          950223000034




============================================================

                   CERTIFICATE OF INCORPORATION
                               OF
                          RAMSIN, INC.
                  Under Section 402 of the
                  Business Corporation Law
=============================================================


                                                  Filed by:  Russell Sinacori
                                                      2450 W. Ridge Rd
                                                      Suite 305
                                                      Rochester, NY 14626
                                                Office and Post Office Address





SEAL
State of New York
Department of State
A True Copy of the Original
filed in This Office on

FEB 23 1995

Witnessing Hand and Official
Seal of the Department of
State on the Date Aforementioned
     [illegible]
  Secretary of State

                                           STATE OF NEW YORK
                                           DEPARTMENT OF STATE
                                           FILED   FEB 23 1995

                                         TAX $ 10
                                         BY:  /s/ Jay Monroe

                                                                950223000034